UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2020

China Automotive Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-33123	33-0885775
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 1 Henglong Road, Yu Qiao Development Zone
Shashi District, Jing Zhou City
Hubei Province
The People’s Republic of China
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (86) 27-8757 0027

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act: Title of each class Trading Symbol Name of each exchange on which registered Common Stock, $0.0001 par value CAAS The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On November 23, 2020, the Court of Chancery of the State of Delaware granted a scheduling order (the “Scheduling Order”), which, among other things, scheduled the settlement hearing (the “Settlement Hearing”) for the action described below for February 5, 2021, at 11:00 a.m. EST at the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 N. King St., Wilmington, DE 19801.

The Scheduling Order provided detailed information concerning the notice of settlement and the Settlement Hearing. Pursuant to the Scheduling Order, any objections to the settlement must be filed in writing with the Register in Chancery and served copies of such objection on Plaintiffs’ counsel and Defendants’ counsel such that they are received no later than ten (10) calendar days prior to the Settlement Hearing. Attached hereto as Exhibit 99.1 and incorporated herein by reference is the Notice of Pendency and Proposed Settlement of Stockholder Derivative Action, Settlement Hearing, and Right to Appear, which explains how Company stockholders and settlement class members will be affected by the settlement.

The Scheduling Order relates to a stipulation and agreement of settlement and release (the “Settlement Agreement”) entered into on November 5, 2020 by and among (i) plaintiffs Heng Ren Silk Road Investments LLC, Heng Ren Investments Limited Partnership and CIP (Change in Progress), L.P. (collectively, “Plaintiffs”), (ii) nominal defendant China Automotive Systems, Inc. (the “Company”), and (iii) individually named defendants Hanlin Chen, Qizhou Wu, Arthur Wong, Guangxun Xu, and Robert Tung (collectively, “Defendants”), resolving a verified stockholder derivative complaint in the action under the caption Heng Ren Silk Road Investments, LLC, et al., v. Hanlin Chen, et al., C.A. No. 2019-0010-JTL (the “Action”) in the Court of Chancery of the State of Delaware (the “Court”) derivatively on behalf of the Company against Defendants alleging, among other things, that Defendants had breached their fiduciary duties to the Company by awarding themselves excessive compensation and by making inadequate, false and misleading disclosures to stockholders regarding director compensation.

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Under the terms of the Settlement Agreement, the parties have agreed that: (i) a payment of $55,998 will be made to the Company; (ii) twice a year, each year, the Company will make its chief executive officer and/or chief financial officer available in person or by videoconference or telephonic conferences as determined by the Company at its discretion to meet with stockholders and prospective investors and answer questions while the Company will continue its regular telephonic conferences with stockholders following its quarterly filings with the Securities and Exchange Commission; (iii) the Company will arrange for its Henglong USA office in Detroit to host stockholders for each annual meeting of stockholders where the main items are the election of new directors and ratification of the appointment of auditors, with members of the board and, if practicable, the full board, and the management joining remotely; and (iv) the Company or its insurance carrier will reimburse Plaintiffs’ reasonable legal fees and expenses, and will not oppose Plaintiffs’ counsel’s request for a reasonable award of attorneys’ fees in the amount of $100,000, as applied to and to be approved by the Court. In the event the parties are unable to agree to a reasonable amount of attorneys’ fees, and Plaintiffs’ counsel’s petition for an award of attorneys’ fees is contested, the other terms of the Settlement Agreement shall continue in full force and effect.

The parties agreed that the Settlement and the above stipulation shall in no event be construed as, or deemed to be, evidence of a concession or admission by Defendants as to any of the claims asserted in the action. The claims asserted in the Action are disputed and Defendants, collectively and individually, deny any liability whatsoever to the Plaintiffs for the claims asserted in the action.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No	Description
99.1	NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION, ETTLEMENT HEARING, AND RIGHT TO APPEAR

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Automotive Systems, Inc.
(Registrant)

Date: November 25, 2020	By:	/s/ Hanlin Chen
Hanlin Chen
Chairman

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